UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2009

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI	48152
(Address of Principal Executive Offices)	(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01.	Entry into a Material Definitive Agreement.

On January 22, 2009, Valassis Communications, Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to its Credit Agreement, dated as of March 2, 2007 (the “Credit Agreement”), by and among the Company, the several lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as administrative agent and collateral agent (the “Agent”) for the lenders, and the bookrunners, lead arrangers, syndication agent and documentation agents parties thereto.

As a result of the Amendment, the Company will be permitted to repurchase term loans outstanding under the Credit Agreement at prices below par through one or more modified Dutch auctions. The Amendment provides that the Company may use up to an aggregate amount of $125 million to effect modified Dutch auctions at any time or times during 2009 and sets forth the terms and procedures for implementing such modified Dutch auctions and term loan repurchases thereunder. The Amendment does not require the Company to make any such repurchases. There can be no assurance that the Company will conduct one or more modified Dutch auctions or that, if the Company conducts one, the Company will be able to successfully repurchase loans at a price less than their aggregate principal amount.

In connection with the Amendment, the Company agreed to voluntarily permanently reduce the aggregate revolving credit commitments under the Credit Agreement from $120 million to $100 million in exchange for the ability to keep $20 million of revolving credit loans outstanding during any modified Dutch auction.

Under the Amendment the Company is permitted to exclude from the definition of “Consolidated Interest Expense” swap termination and cancellation costs incurred in connection with any purchase, repurchase, payment or prepayment of any loans under the Credit Agreement, including pursuant to a modified Dutch auction. The Amendment also makes certain technical and conforming changes to the terms of the Credit Agreement.

The Company paid customary fees and expenses to the Agent and the lenders in connection with the Amendment and has agreed to pay the Agent customary fees and expenses in connection with any term loan repurchases pursuant to modified Dutch auctions under the Amendment.

The foregoing description of the Amendment is summary in nature, and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The press release announcing the Amendment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated as of January 22, 2009, by and among Valassis Communications, Inc., the several lenders parties thereto, and Bear Stearns Corporate Lending Inc., as administrative agent and collateral agent

99.1	Press Release, dated January 26, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Robert L. Recchia
Date: January 27, 2009	Name:	Robert L. Recchia
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated as of January 22, 2009, by and among Valassis Communications, Inc., the several lenders parties thereto, and Bear Stearns Corporate Lending Inc., as administrative agent and collateral agent

99.1	Press Release, dated January 26, 2009